ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

DraftKings Inc.

PO BOX 505006, Louisville, KY 40233-5006

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
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| | | | |
|---|---|---|---|
| CUSIP/IDENTIFIER | | | XXXXXX XX X |
| Holder ID | | | XXXXXXXXXX |
| Insurance Value | | | 1,000,000.00 |
| Number of Shares | | | 123456 |
| DTC | 12345678 | | 123456789012345 |
| Certificate Numbers | Num/No. | Denom. | Total |
| 1234567890/1234567890 | 1 | 1 | 1 |
| 1234567890/1234567890 | 2 | 2 | 2 |
| 1234567890/1234567890 | 3 | 3 | 3 |
| 1234567890/1234567890 | 4 | 4 | 4 |
| 1234567890/1234567890 | 5 | 5 | 5 |
| 1234567890/1234567890 | 6 | 6 | 6 |
| Total Transaction | | | 7 |

Class A Common Stock

Par Value $0.0001

Class A Common Stock

Certificate Number

ZQ00000000

Shares

**000000******************

***000000*****************

****000000****************

*****000000***************

******000000**************

# DRAFTKINGS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 26142R 10 4

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE OF

**DraftKings Inc. (hereinafter called the "Company")**, transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company. Witness the facsimile signature of a duly authorized signatory of the Company.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
**COMPUTERSHARE TRUST COMPANY, N.A.**
TRANSFER AGENT AND REGISTRAR,

**FACSIMILE SIGNATURE TO COME**

President

DRAFTKINGS INC. CORPORATE SEAL NEVADA

**FACSIMILE SIGNATURE TO COME**

Secretary

By_______________________
AUTHORIZED SIGNATURE

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DRAFTKINGS INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THIS CERTIFICATE AND THE SHARES REPRESENTED THEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE ARTICLES OF INCORPORATION OF THE COMPANY AND ALL AMENDMENTS THERETO AND RESOLUTIONS OF THE BOARD OF DIRECTORS PROVIDING FOR THE ISSUE OF SECURITIES (COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY), TO ALL OF WHICH THE HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF ASSENTS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

| | | | |
|---|---|---|---|
| TEN COM | - as tenants in common | UNIF GIFT MIN ACT | - ............ (Cust) Custodian ............ (Minor) under Uniform Gifts to Minors Act ............ (State) |
| TEN ENT | - as tenants by the entireties | | |
| JT TEN | - as joint tenants with right of survivorship and not as tenants in common | UNIF TRF MIN ACT | - ............ (Cust) Custodian (until age ............) ............ (Minor) under Uniform Transfers to Minors Act ............ (State) |

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto [ ]

______________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

______________________________________________

______________________________________________

______________________________________________ Shares

of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________ 20 __________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.



The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

**If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.**

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